Exhibit 10.1

LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

between

MIZUHO BANK, LTD.

and

QUALCOMM RIVER HOLDINGS, B.V.

Dated as of November 22, 2016

TABLE OF CONTENTS

Page

1.	Definitions.	1
2.	Issuance of Credit.	3
3.	Payments.	3
4.	Cancellation.	3
5.	Fees; Guaranty of Payment of Fees.	3
6.	Interest on Payments.	4
7.	Indemnity.	4
8.	Change in Circumstances.	5
9.	Liability of the Bank.	5
10.	Obligations Absolute.	5
11.	Conditions Precedent.	6
12.	Representations and Warranties.	6
13.	Affirmative Covenants.	8
14.	Events of Default.	9
15.	Right of Setoff.	11
16.	Notices.	11
17.	No Waivers, Remedies.	12
18.	Severability.	12
19.	Jurisdiction/Waiver of Jury Trial, Other Waivers and Agreements, Conflicts.	12
20.	Governing Law; Credits Subject to ISP98.	13
21.	No Party Deemed Drafter.	13
22.	Interest Payments.	13
23.	Judgment Currency.	13
24.	Assignment.	14
25.	Amendments.	14
26.	Counterparts; Facsimile.	14
27.	Security Interest.	15

LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT, dated as of November 22, 2016 (as the same may be amended, supplemented or otherwise modified from time to time, this “Agreement”), is made and entered into by and between QUALCOMM River Holdings B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of The Netherlands (the “Company”), and Mizuho Bank, Ltd. (the “Bank”).

WHEREAS, the Company has entered  into the Purchase Agreement dated as of October 27, 2016 (the “Purchase Agreement”) with NXP Semiconductors N.V., a public limited liability company organized under the laws of The Netherlands (“NXP”), to purchase all of the issued and outstanding shares of NXP;

WHEREAS, it is a condition under the Purchase Agreement that the Company provide NXP with a standby letter of credit in the amount of $500,000,000 and in substantially the form attached hereto as Exhibit A (the “Credit”) in order to support the Company’s obligations under the Purchase Agreement;

WHEREAS, the Company has agreed to secure its obligations hereunder by depositing with the Bank cash or deposit account balances in an amount equal to the face amount of the Credit; and

WHEREAS, this Agreement is intended to set forth the terms and conditions applicable to the Credit issued by the Bank.

NOW THEREFORE, in consideration of the premises and the agreements and the covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Bank hereby agree as follows:

1.    Definitions.

(a)    The following terms used herein shall have the following meanings:

“Agreement” is defined in the preamble hereto.

“Application” is defined in Section 2 hereof.

“Bank” is defined in the preamble hereto.

“Beneficiary” means NXP.

“Business Day” means a day on which banks are not required or authorized to close in New York City or London.

“Change of Control” means QUALCOMM Incorporated shall cease to directly or indirectly own and control 100% on a fully diluted basis of each class of outstanding equity interests of the Company.

“Company” is defined in the preamble hereto.

“Credit” is defined in the recitals hereto.

“Credit Documents” means this Agreement and all other documents, certificates, instruments or agreements executed and delivered by or on behalf of the Company for the benefit of the Bank in connection herewith on or after the date hereof.

“Default” means any condition or event that, after the giving of notice, the lapse of time, or both, or any other condition or event, would become an Event of Default.

“Deposit” means a cash deposit made by the Company in the Pledged Account in an amount not less than the face amount of the Credit for a term extending until all obligations of the Bank under the Credit issued hereunder have been fully and finally extinguished and all obligations of the Company with respect thereto have been fully and finally satisfied, in each case other than contingent obligations for indemnification, expense reimbursement or other contingent obligations as to which no claim has been made, and which the parties agree shall be maintained in the State of New York and is subject to the Bank’s sole dominion and control.

“Document” is defined in Section 10 hereof.

“Event of Default” is defined in Section 14 hereof.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“ISP98” means the International Standby Practices 1998 or any subsequent revision thereof.

“Material Adverse Effect” means (a) a material adverse change in, or material adverse effect upon, the financial condition of the Company and its affiliates (as defined in Rule 405 under the Securities Act of 1933, as amended), taken as a whole or (b) a material adverse effect upon the legality, validity, binding effect or enforceability against Company of this Agreement or any other document or agreement entered in connection with this Agreement to which it is party.

“Organizational Documents” means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person.

“Person” means any individual, partnership, limited liability company, corporation (including business trust), joint stock company, trust, unincorporated association, joint venture or any other juridical entity of any type whatsoever, or any Governmental Authority.

“Pledged Account” means one or more deposit accounts maintained by the Bank.

“Property” means any type of real or personal property, including without limitation, tangible, intangible or mixed.

“Requirement of Law” means, as to any Person, any law, treaty, rule, restriction or regulation or determination of an arbitrator or a court or other Governmental Authority (including, without limitation, any federal, state or local environmental and employee benefit laws and regulations), in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Sanctions” has the meaning assigned in Section 12(i).

“UCC” means the Uniform Commercial Code as in effect in the State of New York from time to time.

“USA Patriot Act” is defined in Section 14 hereof.

(b)    Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the ISP98.

2.    Issuance of Credit.

The Company shall submit to the Bank an application (each, an “Application”) for the issuance of the Credit, setting forth the maximum amount and expiry of the Credit and acknowledging that the Credit shall be the “Credit” as defined in this Agreement.

3.    Payments.

The Company agrees to reimburse the Bank, in immediately available funds, which payment shall be made (x) if notice of such disbursement is provided by the Bank to the Company not later than 11:00 a.m. (Pacific time), on the date of such disbursement and (y) if notice of such disbursement is after 11:00 a.m. (Pacific time), on the next succeeding Business Day, at the Bank’s office at the address set forth below:

Mizuho Bank, Ltd.
1251 Avenue of the Americas
New York, New York  10020

for each payment made by the Bank pursuant to the Credit or a draft honored by the Bank under the Credit and for each amount otherwise due to the Bank hereunder.  Each payment by the Company to the Bank shall, unless otherwise specifically agreed in writing, be made in lawful currency of the United States and shall be identified by the number assigned to the Credit by the Bank.  Any payment hereunder which is due on a day other than a Business Day, shall be made on the next succeeding Business Day (or, if the next succeeding Business Day is in the following month, on the next preceding Business Day) and such extension of time shall in such case be included in the computation of payment of interest, fee or other amount, as the case may be.  Notwithstanding the foregoing, the Bank may apply the Deposit to the satisfaction of the Company’s obligations hereunder.

4.    Cancellation.

Subject to applicable legal requirements, the Credit issued pursuant to this Agreement may be canceled subject to the prior written consent of the Beneficiary submitted to the Bank together with the original Credit.

5.    Fees; Guaranty of Payment of Fees.

The Company agrees to pay to the Bank quarterly in arrears on the last Business Day of each calendar quarter in each year, and on the date on which the Credit expires or is terminated as provided herein, a fee (a “Letter of Credit Fee”) on the face amount of the Credit during such quarter at the rate of 0.325% per annum.  All Letter of Credit Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

The Company agrees to pay the Bank such documentary and processing charges for any issuance, amendment, transfer or payment of the Credit as are in accordance with the Bank’s standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

Once paid in accordance with the terms of this Section 5, none of the fees shall be refundable under any circumstances.

The Company hereby irrevocably and unconditionally guarantees the prompt payment in full of any fees required to be paid by the Beneficiary with respect to the Credit issued hereunder and agrees to pay the Bank, on demand, all fees and commissions of the Bank at or prior to the time of issuance of the Credit, including charges and expenses of other banks or other parties under the terms of the Credit.  Notwithstanding the foregoing, the Bank may apply the Deposit to the satisfaction of the Company’s obligations hereunder.

6.    Interest on Payments.

If the Bank is not reimbursed by the Company for amounts paid under the Credit by the close of business on the day of payment by the Bank, the Company will pay the Bank interest on the amount due (a) from and including the date of such payment through the second Business Day thereafter, at the rate quoted by the Bank to dealers in the New York Federal Funds market for overnight borrowings (the “federal funds rate”) and (b) on and after the third Business Day thereafter until reimbursement, at a rate equal to 2% per annum plus the higher of (i) the rate established by the Bank from time to time as its base rate or prime rate and (ii) the federal funds rate.  Interest and all fees, if any, charged by the Bank in connection with the Credit will be calculated based on the actual days outstanding and a 360 day year.  Actual days outstanding means the period from and including the day of payment by the Bank to and excluding the day of the Bank’s receipt of funds from the Company.

7.    Indemnity.

The Company agrees to indemnify and hold harmless the Bank from and against, and pay to the Bank within ten Business Days, all liabilities, costs, obligations, losses and expenses (including, without limitation, reasonable legal and other expenses incurred by the Bank in connection with enforcing its rights or protecting its interest) incurred by the Bank as a consequence of, or resulting from or incurred by the Bank in connection with, the execution, delivery, performance, amendment or administration of this Agreement or the Credit, the issuance of the Credit or the use of any proceeds thereof or any action, inaction or omission taken or suffered by the Bank in the absence of bad faith, willful misconduct and gross negligence.  This Section 7 shall survive any payment of the Bank’s obligations and liabilities hereunder and any termination of this Agreement.

8.    Change in Circumstances.

If any change in any law, regulation, guideline or order or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against the Credit or require the inclusion of the Credit in calculations related to the Bank’s capitalization or (ii) impose any other condition regarding this Agreement or the Credit, including, without limitation, any requirement that the Bank pay assessments for deposit insurance with respect to the Credit, and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost to the Bank of issuing or maintaining the Credit or the reimbursement obligations of the Company or to reduce the amounts receivable by the Bank upon such reimbursement, then, upon demand by the Bank, the Company shall have ten days to pay to the Bank from time to time as specified by the Bank additional amounts which shall be sufficient to compensate the Bank for such increased cost or reduced receivables.  The Bank shall notify the Company of any event or occurrence described above, of which it has knowledge that will entitle the Bank to compensation hereunder.  A certificate as to such amounts submitted by the Bank to the Company, stating in reasonable detail the basis of computation, shall be presumptive evidence of additional amounts payable under this Section 8.  If payment is not made on the date due, as specified hereunder, interest will be charged from the date of demand based on the calculation in Section 6.

9.    Liability of the Bank.

The Bank shall not be responsible (a) for verifying the existence of any act, condition or statement made by any Beneficiary (or any transferee) in relation to any drawing or presentment under the Credit, (b) for the validity or genuineness of certificates or other documents delivered under or in connection with the Credit, even if such certificates or other documents should in fact prove to be invalid, fraudulent or forged, (c) for any breach of contract between any Beneficiary (or any transferee) and the Company, (d) for any consequences beyond the Bank’s control or (e) for any act or omission of the Bank or its correspondents or agents so long as the Bank acts in good faith without gross negligence.  The Bank may accept certificates or other documents that appear on their face to be in order without responsibility for further investigation, regardless of any notice or information to the contrary, unless otherwise ordered by a court of competent jurisdiction.  In furtherance of and not in limitation of the foregoing, the Company agrees that any action, inaction or omission taken or suffered by the Bank, in the absence of the Bank’s bad faith, willful misconduct or gross negligence, in connection with Credits or related drafts shall be binding on the Company and shall not result in any liability of the Bank relating thereto.  The Company assumes all risks of the acts or omissions of every Beneficiary with respect to its use of the Credit.

10.    Obligations Absolute.

The Company’s obligations under this Agreement, including, without limitation, its obligation to make each payment under this Agreement, shall be absolute and unconditional and shall not be subject to any defense or be affected by any right of setoff, counterclaim or recoupment which the Company may now or hereafter have against any Beneficiary (or any transferee), the Bank or any other person (including any subsidiary or affiliate) for any reason whatsoever and shall be performed in accordance with the terms hereof under all circumstances, including, without limitation: (i) any lack of validity or enforceability of this Agreement, the Credit or any agreement between the Company and any Beneficiary related to this Agreement (collectively, the “Documents”), (ii) any amendment or waiver of, or any consent to departure from any Document, (iii) any statement or any document presented under the Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, (iv) payment by the Bank at any time under the Credit against presentation of a draft or certificate which does not comply with the terms of the Credit or by a party not then authorized to draw under the Credit, (v) the extension of the expiration date of the Credit, (vi) payment by the Bank under the Credit to the Beneficiary’s successor by operation of law or (vii) any other circumstance or happening whatsoever, whether or not similar to the foregoing.

11.    Conditions Precedent.

It shall be a condition precedent to the issuance by the Bank of the Credit that:

(a)    The Bank shall have received on or before the date of issuance, in form and substance satisfactory to the Bank, the following:

(i)            evidence reasonably acceptable to the Bank that the Company’s execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action; and

(ii)            (A) a duly executed copy of this Agreement and such other documents, agreements, and instruments (and, if requested by the Bank, certified duplicates of executed copies thereof) as the Bank may reasonably request (including all such agreement with respect to the Deposit) and (B) the Deposit.

(b)    The representations and warranties contained in Section 12 hereof shall be true and correct on and as of the date of issuance of such Letter of Credit as though made on and as of such date in all material respects (or, with respect to any representation or warranty qualified by reference to materiality or Material Adverse Effect, in all respects).

(c)    To the extent invoiced one Business Day in advance, the Company shall have paid all fees, costs, expenses and other amounts then payable by the Company hereunder or with respect hereto.

(d)    The issuance of the Credit shall not violate any law, rule or regulation applicable to or binding on the Bank or the Company.

12.    Representations and Warranties.

The Company represents and warrants to the Bank as follows:

(a)    Due Incorporation; Good Standing; Conduct of Business.  The Company (i) is duly organized and validly existing under the laws of the jurisdiction of its organization, (ii) has the legal right, power and authority to own and operate its Property and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or operation of Property or the conduct of its business require such qualification, (iv) is in compliance with its Organizational Documents, and (v) is in compliance with all Requirements of Law, except, in each case referred to in clause (a)(iii) and (v), to the extent that the failure to do so would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(b)    Power; Authorization; Enforceability.  The execution, delivery and performance of this Agreement and each other Document to which the Company is a party are within the Company’s powers, have been duly authorized, and do not (i) conflict with the terms of any Organizational Documents of the Company, or (ii) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of any agreement, instrument, or document to which the Company is a party or by which the Company or any of its Property is bound or affected, except in any case for clause (ii) where such conflict would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

(c)    Government Action.  No consent, approval, exemption, or authorization of, filing with, or other act by or in respect of any other Person (including stockholders and creditors of the Company) or any Governmental Authority, is required in connection with extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Documents, (other than those that may have been obtained or made and remain, in full force and effect), except where failure to comply would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

(d)    No Legal Bar.  No Requirement of Law, contractual obligation, or judgment, decree or order of any Governmental Authority binding on the Company would be contravened by the execution, delivery, performance or enforcement of this Agreement or any other Document, except where such contraventions would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e)    No Material Litigation.  Except with respect to any matters disclosed by the Company’s parent in any filing made under the Securities Exchange Act that is available prior to the date of issuance, there are no suits, actions, proceedings, claims or disputes pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or their respective Properties, that (i) purport to affect or pertain to this Agreement or any of the other Credit Documents, or any of the transactions contemplated hereby, or (ii) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

(f)    No Default.  No Default or Event of Default or Material Adverse Effect has occurred and is continuing.

(g)    Taxes.  Each of the Company and its Subsidiaries has filed or caused to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all due and payable taxes and assessments, in each case, to the extent the failure to do so could reasonably be expected to have a Material Adverse Effect.

(h)    No Misrepresentation.  No representation or warranty contained herein or in any other Document and no certificate, report or document, taken as a whole, when furnished by the Company in connection with the transactions contemplated hereby contains a misstatement of material fact, or omits to state a material fact required to be stated in order to make the statements herein or therein contained not misleading in the light of the circumstances under which made.

(i)    Seniority.  The obligations of the Company under this Agreement will rank at least pari passu in priority of payment with all other senior unsubordinated indebtedness of the Company.

(j)    Sanctions.  None of the Company, any of its subsidiaries nor to the knowledge of the Company, any director, officer, employee or agent thereof is a Person that is, or is owned or controlled by, any Person that is: (i) currently the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions.  Neither the Company nor any of its subsidiaries has committed any breach of the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, or any other similar anti-corruption legislation in other jurisdictions, or of any applicable Sanctions, the effect of which is or could reasonably be expected to be material to the Company and its subsidiaries, and the Company and its subsidiaries have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.  The Company and each of its subsidiaries is in compliance, in all material respects, with the USA PATRIOT Act and all other applicable anti-money laundering laws.  The Company shall not, directly or, to the knowledge of Company, indirectly, (i) use the proceeds of the Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (A) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (B) in any other manner that would result in a violation of Sanctions by any Person (including any beneficiary) or (ii) use the proceeds of the Credit for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977 or the UK Bribery Act 2010.

13.    Affirmative Covenants.

So long as the final expiration date of the Credit has not occurred or any amount is due or owing to the Bank hereunder, the Company agrees that it shall:

(a)    Prompt Notice.  As promptly as possible give written notice to the Bank of the occurrence of any Default or Event of Default, specifying the nature and period of existence thereof and the action that the Company is taking and proposes to take with respect thereto.

(b)    Payment of Taxes.  Pay and discharge as the same shall become due and payable, all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless (i) the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or (ii) the failure to make payment could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(c)    Compliance with Legal Requirements.  At all times comply with all Requirements of Law; provided, however, that the Company shall not be deemed in default of this clause (c) if all such non-compliances in the aggregate have no Material Adverse Effect.

(d)    Maintain Existence.  Take all necessary steps to maintain and preserve (i) its legal existence, (ii) all rights, privileges and franchises necessary to the effective conduct of its business, and (iii) its right to conduct business in all states in which the nature of its business requires qualification to do business, except, in the cases of clauses (ii) and (iii), to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(e)    Further Assurances.  From time to time perform any and all acts and execute any and all additional documents as may be reasonably requested by the Bank to give effect to the purposes of this Agreement and any of the other Documents.

(f)            Deposit.  The Company will maintain the Deposit in the amount provided hereunder until the Bank confirms that all obligations of the Bank with respect to the Credit issued hereunder have been fully and finally extinguished and that all obligations of the Company hereunder and with respect to any such Letter of Credit have been fully and finally satisfied, in each case other than contingent obligations for indemnification, expense reimbursement or other contingent obligations as to which no claim has been made.

(g)            USA PATRIOT Act Compliance.  The Company shall provide such information and take such actions as are reasonably requested by the Bank in order to assist the Bank in maintaining compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”) or similar laws and the rules and regulations promulgated thereunder, in each case, as the same may be in effect from time to time.

14.    Events of Default.

Each of the following events constitute an Event of Default (an “Event of Default”) hereunder:

(a)    Any representation or warranty made or deemed made by the Company in this Agreement shall prove to have been untrue or incomplete in any material respect when made or deemed made (or, in the case of any representation or warranty qualified by reference to materially or Material Adverse Effect, in any respect); or

(b)    The Company shall fail to pay any amount when due hereunder and, in the case of any payment of interest or fees due hereunder, such failure shall remain unremedied for five Business Days; or

(c)    The Company shall fail to perform or observe any other term, covenant or provision under this Agreement (other than those set forth in paragraphs (a) and (b) of this Section 14), and any such failure, if capable of being remedied, shall remain unremedied for 30 days after the earlier of (i) written notice thereof shall have been given by the Bank to the Company and (ii) the Company having knowledge thereof; or

(d)    The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or the like of itself or all or a substantial amount of its property, (ii) generally be unable, or admit in writing its inability to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated bankrupt or insolvent, or (v) commence a voluntary case under the federal bankruptcy laws of the United States of America or other applicable jurisdictions or file a voluntary petition or answer seeking reorganization or an arrangement with creditors under an insolvency law; or

(e)    If without the application, approval or consent of the Company, a proceeding shall be instituted in any court of competent jurisdiction under any law relating to bankruptcy, insolvency, reorganization or relief of debtors seeking in respect of the Company an order of relief or an adjudication in bankruptcy, reorganization, dissolution, winding-up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or the like of the Company or of all or any substantial part of the assets of the Company or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by the Company in good faith, the same shall (i) result in the entry of an order of relief or any such adjudication or appointment or (ii) continues undismissed or unstayed for any period of 60 consecutive days; or

(f)    The Company shall fail to pay any principal of or premium or interest on any indebtedness of the Company in aggregate principal amount greater than $400,000,000 (excluding indebtedness hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) or any other event shall occur or condition shall exist under any agreement or instrument relating to any such indebtedness, if the effect of any such foregoing failure, event or condition is to accelerate the maturity of such indebtedness; or any such indebtedness shall become or be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), or the Company shall be required to repurchase or offer to repurchase such indebtedness, prior to the stated maturity thereof; or

(g)    A judgment or order for the payment of money in an aggregate principal amount of more than $400,000,000 shall be rendered against the Company and such judgment or order shall continue unsatisfied and the execution of enforcement thereof shall no longer be effectively stayed for a period of 60 consecutive days; or

(h)    The Deposit shall not be held by the Bank, or shall not be subject to a perfected first lien security interest in favor of the Bank, or the Bank’s rights with respect to the Deposit shall be challenged or diminished, in each case other than due to any action or inaction of the Bank, including any failure by Bank to be a “bank” (as defined in Section 9-102(a)(8) of the UCC), of the Pledged Account to be maintained by the Bank as a “deposit account” (as defined in Section 9-102(a)(29) or the Bank’s jurisdiction (within the meaning of Section 9-304) failing to be New York or any other State of the United States; or

(i)    a Change of Control shall have occurred.

If any Event of Default shall have occurred and be continuing, the Bank may, (i) by written notice to the Company, declare all obligations of the Company hereunder to be forthwith due and payable, whereupon the same shall become due and payable without demand, presentment, protest or further notice of any kind, all of which are hereby expressly waived; provided, however, that upon the occurrence of an Event of Default specified in Section 14(d) or 14(e) of this Agreement all of the obligations of the Company under this Agreement, including, without limitation, under Section 2 hereof shall be automatically due and payable without demand, presentment, protest or further written notice of any kind, all of which are expressly waived; (ii) by written notice to the Company demand payment forthwith of (A) all amounts available to be drawn under the Credits outstanding on the date of such demand (provided that if the Credit expires and is not fully drawn upon then all such amounts applicable to the Credit as have not been paid in respect of the Credit, plus interest thereon at the rate customarily paid by the Bank for overnight deposits, shall be promptly returned to the Company) and (B) all other obligations of the Company hereunder; provided that the Company’s obligation to pay and deposit such amounts with the Bank shall become immediately due and payable upon the occurrence of an Event of Default specified in Section 14(d) or 14(e) of this Agreement and/or (iii) pursue any other remedy available to it under this Agreement or under law, equity or otherwise.

15.    Right of Setoff.

Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, without notice to the Company (any such notice being expressly waived by the Company) to set off and apply any and all of the Deposits against any and all of the obligations of the Company now or thereafter existing under this Agreement, irrespective of whether or not the Bank shall have made any demand under this Agreement and although such obligations may be contingent and unmatured.  The Bank agrees promptly to notify the Company after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of the Bank under this Section 15 are in addition to other rights and remedies which the Bank may have including, without limitation, other rights of setoff.

16.    Notices.

Notices and demands under this Agreement shall be in writing and will be sufficient if delivered by hand, by United States registered or certified mail or by facsimile transmission or other electronic means.  Notices and demands shall be effective when received and shall be addressed if to the Company to:

QUALCOMM River Holdings B.V.
Science Park 400, Matrix II
1098 XH Amsterdam
Attention:    Managing Director

With a copy to:

QUALCOMM Incorporated
5775 Morehouse Drive
San Diego, CA 92121
Attention: Adam Schwenker, Director
Email:   aschwenk@qualcomm.com

if to the Bank to:

Mizuho Bank, Ltd.
Harborside Financial Center
1800 Plaza Ten
Jersey City, New Jersey  07311-4098
Attention:  Letter of Credit Department
Telephone No.:  (201) 626-9538
 Fax No.:  (201) 626-9938

17.    No Waivers, Remedies.

This Agreement may not be amended, waived or modified except in writing duly signed by the Bank and the Company.  The Bank may elect in its sole discretion not to renew the Credit for additional periods.  This Agreement and the terms, covenants and conditions hereof shall be binding upon and inure to the benefit of the Bank and the Company and their respective successors.  No failure on the Bank’s part to exercise, and no delay on the Bank’s part in exercising, any rights, powers or remedies hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such rights, powers or remedies by the Bank preclude any other or further exercising thereof or the exercise of any other right, power or remedy.  All remedies hereunder are cumulative and not exclusive of any other remedies provided by law.

18.    Severability.

Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent required by law without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

19.    Jurisdiction/Waiver of Jury Trial, Other Waivers and Agreements, Conflicts.

(a)    Any legal action or proceeding against the Company or the Bank with respect to this Agreement, the Credit or any of the agreements, documents or instruments delivered in connection herewith or therewith shall be brought in the courts of the State of New York or of the United States of America for the Southern District of New York.  By execution and delivery hereof, each party accepts and consents to, for itself and in respect of its Property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and that nothing in this Agreement or any other Credit Document shall affect any right that the Bank may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against it or any of its assets in the courts of any jurisdiction.

(b)    THE COMPANY AND THE BANK KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS THE COMPANY OR THE BANK MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR

ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, THE CREDIT OR ANY OTHER DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH.

(c)    To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement and any other document executed in connection herewith or therewith.

(d)    The Company agrees that service of process in action or proceeding with respect to this Agreement or any other Credit Document executed in connection herewith or therewith may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), to The Prentice-Hall Corporation System, Inc. (the “Process Agent”), as the Company’s agent for service of process at its address currently at 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, State of Delaware or at such other address in Wilmington, Delaware or New York, New York of which the Bank shall have been notified in writing by the Company, and the Company hereby irrevocably appoints the Process Agent as its agent for service of process in connection with any such action or proceeding.

(e)    In the event of any conflict between this Agreement and the terms of any Application or request for the Credit, this Agreement shall prevail in the absence of an express provision to the contrary which refers specifically to this Agreement.

20.    Governing Law; Credits Subject to ISP98.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  Unless otherwise therein stated, each Credit issued by the Bank shall be subject to and governed by ISP98.

21.    No Party Deemed Drafter.

No party shall be deemed to be the drafter of this Agreement.

22.    Interest Payments.

Anything in this Agreement to the contrary notwithstanding, the obligation of the Company to pay interest hereunder shall be subject to the limitation that no payment of such interest shall be required to the extent that receipt of such payment would be contrary to applicable laws, including without limitation, any usury law.

23.    Judgment Currency.

The Company’s obligations hereunder to make payments in United States Dollars (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency except to the extent that such tender or recovery results in the effective receipt by the Bank of the full amount of the Obligation Currency expressed to be payable to the Bank under this Agreement.  If, for the purpose of obtaining or enforcing judgment against the Company in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made at the rate of exchange as quoted by the Bank, and if the Bank does not quote a rate of exchange on such currency by a known dealer in such currency designated by the Bank, determined, in each case, as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Company covenants and agrees to pay, or cause to be paid, as a separate obligation and notwithstanding any judgment, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

For purposes of determining the rate of exchange for this Section 23, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

24.    Assignment.

This Agreement shall be binding upon and shall be enforceable by the Company and the Bank and their respective successors and assigns.  The Bank shall be permitted to assign and participate any of its rights and obligations, if any, hereunder or under any related documents without the requirement of any consent or approval by the Company.  The Company shall not be permitted to assign or otherwise transfer, in whole or in part, its rights and obligations hereunder or under any other related document without the prior written consent of the Bank and any such assignment or transfer without the Bank’s prior written consent shall be null and void.

25.    Amendments.

No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank and, in the case of an amendment, the Company, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

26.    Counterparts; Facsimile.

(a)    This Agreement may be signed in any number of counterparts.  Either a single counterpart or a set of counterparts when signed by all the parties hereto shall constitute a full and original agreement for all purposes.

(b)    Delivery by facsimile in accordance with Section 16 hereof, of an executed signature page to this Agreement and any document or instrument which constitutes a waiver, amendment, supplement or modification hereof shall be as effective as delivery of a manually executed counterpart thereof.

27.    Security Interest.

(a)     Grant.  The Company hereby grants to the Bank and agrees to maintain, a first-priority (subject to any depositary bank liens on the Pledged Account) security interest in the Collateral (as defined below) as security for the Company’s obligations under this Agreement.  As security for the due and punctual payment of the obligations of the Company hereunder, the Company hereby pledges and assigns to the Bank, and grants to the Bank a continuing security interest in and lien on, all of the Company’s right, title and interest in and to (i) the Pledged Account, (ii) the Deposit credited to the Pledged Account, (iii) all interest, dividends, cash, instruments and other property from time to time credited to the Pledged Account and to the extent not described above, all Proceeds (as defined in the UCC) of any and all of the foregoing (collectively, the “Collateral”).

(b)    Release.  In the event the balance in the Pledged Account exceeds the Deposit amount, at Company’s request, the Bank shall promptly release such excess amounts to the Company; provided, however, that Company shall be required to continue to comply with Section 13(e).  Upon irrevocable payment in full of all obligations of the Company hereunder and the termination or expiration of the Credit issued hereunder (other than contingent obligations for indemnification, expense reimbursement or other contingent obligations as to which no claim has been made), the Company shall be entitled to the return of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and the security interests granted hereby shall terminate and all rights to the Collateral shall revert to the Company.  Upon any such termination, Bank agrees to promptly execute and deliver to the Company such documents and instruments as the Company shall reasonably request to evidence such termination or release.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written by the undersigned thereunto authorized.

MIZUHO BANK, LTD.

By:	/s/ Daniel Guevara
Name: Daniel Guevara
Title: Authorized Signatory

[Signature Page to Letter of Credit and Reimbursement Agreement]

QUALCOMM RIVER HOLDINGS B.V.

By:	/s/ Adam P. Schwenker
Name: Adam P. Schwenker
Title: Managing Director

[Signature Page to Letter of Credit and Reimbursement Agreement]